Exhibit 10

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

          This Fourth Amendment to Credit and Security Agreement (this “Amendment”) made as of May 15, 2003 among THOMAS & BETTS CORPORATION, as Borrower (the “Borrower”), THE VARIOUS FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON THE SIGNATURE PAGES HERETO (together with any other financial institution which subsequently becomes a lender under the Credit Agreement (as defined below), the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

W I T N E S S E T H :

          WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit and Security Agreement, dated as of November 15, 2001, as amended by that certain First Amendment to Credit and Security Agreement and Agreement to Release, dated as of March 25, 2002, as further amended by that certain Second Amendment to Credit and Security Agreement, dated as of June 21, 2002, as amended by that certain Third Amendment to Credit and Security Agreement, dated as of February 17, 2003 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

          WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the Required Lenders and the Agent have agreed to such amendments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, and further agree as follows:

               1. Amendments to Credit Agreement. Subject to the fulfillment of the conditions precedent to the effectiveness of this Amendment which are set forth below, the Credit Agreement shall be amended as follows:

                    (a) Section 1.01 of the Credit Agreement, Definitions, is hereby amended by inserting the following new definitions in alphabetical order therein:

“Debt Securities (2004)” means the 8.25% Notes due January 15, 2004 issued by the Borrower in January 1992, in an aggregate original principal amount of $125,000,000, pursuant to the terms and conditions of the 1992 Indenture.

“Debt Securities (2006)” means the 6.50% Notes due January 15, 2006 issued by the Borrower in January 1996, in an aggregate original principal amount of $150,000,000, pursuant to the terms and conditions of the 1992 Indenture.

“Debt Securities (2008)” means the 6.625% Notes due May 7, 2008 issued by the Borrower in May 1998, in an aggregate original principal amount of $115,000,000, pursuant to the terms and conditions of the 1992 Indenture.

“Debt Securities (2009)” means the 6.39% Notes due February 10, 2009 issued by the Borrower in February 1999, in an aggregate original principal amount of $150,000,000, pursuant to the terms and conditions of the 1998 Indenture.

“Refinancing Note Documents” means, collectively, the Refinancing Notes, the Refinancing Notes Escrow Agreement (if any) and any indenture issued with respect to the Refinancing Notes.

“Refinancing Notes” means Debt Securities issued by the Borrower in an aggregate principal amount not to exceed $125,000,000, solely in connection with the repayment, refinancing and replacement of any of the Debt Securities, which Debt Securities shall substantially conform to the description thereof set forth in that certain draft prospectus and draft prospectus supplement generated at 6:11 p.m. on May 14, 2003.

“Refinancing Notes Escrow Agreement” means an escrow agreement among the Borrower, the escrow agent party thereto, and the Agent that may be entered into from and after May 15, 2003 with respect to Net Cash Proceeds from the issuance of any Refinancing Notes.”

                    (b) Section 1.01 of the Credit Agreement, Definitions, is hereby amended by deleting in its entirety the definition of “Debt Securities” and inserting the following in lieu thereof:

“Debt Securities” means, collectively, the senior debt securities issued under and pursuant to the terms of the 1992 Indenture, including without limitation, (i) the Debt Securities (2004), the Debt Securities (2006), the Debt Securities (2008), (ii) the debt securities issued under and pursuant to the terms of the 1998 Indenture, including, without limitation, the Debt Securities (2009) and (iii) any Refinancing Notes.”

                    (c) Section 1.01 of the Credit Agreement, Definitions, is hereby amended by deleting in its entirety the definition of “Liquidity” and inserting the following in lieu thereof:

“Liquidity” means, as of any date, the sum of (i) Excess Borrowing Availability, (ii) cash and Cash Equivalents (excluding any Net Cash Proceeds subject to the Refinancing Notes Escrow Agreement), and (iii) the amount of the unused Purchase Limit, as defined in the Securitization Documents, which is available to be requested by the Special Purpose Subsidiary under the Securitization Facility on such date.”

                    (d) Section 1.01 of the Credit Agreement, Definitions, is hereby amended by deleting in its entirety the definition of “Material Financing Agreement” and inserting the following in lieu thereof:

“Material Financing Agreements” means, individually and collectively, the CIBC Credit Agreement, the Indentures, the Refinancing Note Documents, the Securitization Documents, the European Agreements, the European Guaranties, and any other Material Contracts the primary purpose of which is to provide financing for the Borrower or its Subsidiaries, together with all amendments, modifications, or restatements thereof permitted under the terms hereof.”

                    (e) Section 5.11 of the Credit Agreement, Material Contracts, is hereby amended by deleting in its entirety Section 5.11 and inserting the following in lieu thereof:

“Material Contracts. The Borrower shall comply, and cause each Subsidiary to comply, with all material terms and conditions of any Material Contract to which it is a party. The Borrower may not, without the Agent’s and the Required Lenders’ prior written consent, (i) enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Financing Agreement of a material nature, other than an amendment and restatement of the CIBC Credit Agreement which amendment and restatement shall not (a) increase the maximum amount of credit available thereunder, (b) increase the Borrower’s or any Subsidiary’s obligations with respect thereto, or (c) secure the obligations thereunder with assets which do not secure the CIBC Credit Agreement on the date hereof, (ii) permit any Material Contract to be cancelled or terminated prior to its stated maturity or stated expiration if such cancellation or termination would have a Material Adverse Effect, other than (a) termination of the Securitization Facility under the terms described in the proviso to SECTION 6.01(q) or (b) prepayment of the Debt Securities (2004) refinanced pursuant to SECTION 5.16; and (iii) amend the Securitization Documents to increase the Purchase Limit to an amount greater than $120,000,000. The Borrower shall promptly notify the Agent and deliver to the Agent any notice received by the Borrower with respect to any event which constitutes a default by the Borrower or Subsidiary under any Material Contract to which the Borrower or such Subsidiary is a party or by which any of the assets of the Borrower or Subsidiary may be bound.”

                    (f) Section 5.16 of the Credit Agreement, Restricted Payments, is hereby amended by deleting in its entirety Section 5.16 and inserting the following in lieu thereof:

“Restricted Payments. The Borrower will not declare or make any Restricted Payment; provided, however, that the Borrower may pay dividends or repurchase shares of its Capital Stock so long as each of the following conditions is timely met to the satisfaction of the Agent in its sole discretion:

(i)	the Borrower shall deliver to the Agent not less than 15 days prior to the payment date of the proposed dividend or the stock repurchase, a Compliance Certificate signed and certified by Borrower’s chief financial officer which includes the following (A) the calculation of each financial covenant described in SECTION 5.19 hereof, on a pro forma basis, showing compliance with each such financial covenant both before and after giving effect to the payment of the proposed dividend or the stock repurchase, (B) confirmation that the Borrower’s Fixed Charge Ratio both before and after giving effect to the payment of the proposed dividend or the stock repurchase shall be greater than 1.00 to 1.00, and (C) confirmation that no Default or Event of Default shall exist, or would be caused by the payment of the proposed dividend or the stock repurchase; and (ii) on each date on which the requested dividend or the stock repurchase shall be made there shall not exist or be continuing a Default or Event of Default, and with respect to proposed dividends, the requested dividend shall be made on a date or dates occurring after receipt by the Agent of Borrower’s financial statements for the relevant Fiscal Quarter for which such proposed dividend is payable and prior to the beginning of the next succeeding Fiscal Quarter. In addition to the foregoing, so long as no Default or Event of Default shall exist or would be caused thereby, and so long as both before and after giving effect thereto Liquidity shall be not less than $150,000,000, then the Borrower may pay dividends or repurchase shares of its Capital Stock with a portion of the Net Cash Proceeds from the sale of Leviton which are received by or distributed to the Borrower, not to exceed an amount equal to seventy-five percent (75%) of the Net Cash Proceeds from such sale. In addition to the foregoing, so long as no Default or Event of Default shall exist or would be caused thereby, the Borrower may prepay (I) at less than par the Debt Securities issued under any Indenture in an amount of up to $10,000,000 in the aggregate and (II) the Debt Securities (2004), in whole or part, with Net Cash Proceeds received by the Borrower in connection with the issuance of Refinancing Notes; provided that the Borrower shall deliver to the Agent at least five (5) business days prior to any proposed repayment date a Performance Certificate setting forth calculations demonstrating, on a pro forma basis, that (x) the Borrower shall be in compliance with each financial covenant described in SECTION 5.19 immediately before and after giving effect to such repayment, and (y) that Liquidity immediately before and after giving effect to such prepayment shall be not less than $100,000,000.”

                     (g) Section 5.17 of the Credit Agreement, Investment, is hereby amended by (i) deleting from the end of clause (viii) thereof “and” immediately following the semicolon at the end of such clause, (ii) redesignating clause (ix) thereof as clause (x), and (ii) inserting the following new clause (ix) as follows:

“(ix) Investments subject to the Refinancing Notes Escrow Agreement; and”

                    (h) Section 5.20 of the Credit Agreement, Permitted Debt, is hereby amended by deleting clause (b) therefrom in its entirety and inserting the following in lieu thereof:

“(b) Debt (i) to Persons (other than that described in the foregoing clause (a)) existing on the date of this Agreement under the Indentures and as described in SCHEDULE 5.20A or (ii) with respect to the Refinancing Notes;”

                     (i) Section 9.02 of the Credit Agreement, Conditions to All Borrowings and Issuances of Letters of Credit, is hereby amended by inserting the following new clause (d) in sequential order therein:

“(d) with respect to any Borrowing, if the Borrower shall have received any Net Cash Proceeds from the issuance of any Refinancing Notes prior to the maturity date of the Debt Securities (2004), the Agent shall have received evidence that the Borrower shall have deposited such Net Cash Proceeds in an escrow account to be held for the benefit of the holders of the Debt Securities (2004) until the maturity thereof pursuant to documentation reasonably satisfactory in form and substance to the Agent, including, without limitation, the Refinancing Notes Escrow Agreement.”

               2. No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any of the other Credit Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents. Except for the amendments expressly set forth above and delivered in connection herewith, the text of the Credit Agreement and all other Credit Documents shall remain unchanged and in full force and effect and the Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Credit Documents in the future. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Agent’s and the Lenders’ security interests in, security titles to, or other Liens on, any Collateral for the Obligations, other than as expressly set forth herein.

               3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when duly executed by the parties hereto and delivered to the Agent.

               4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                    (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee;

                    (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Documents, as amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s organizational documents, (ii) law; or (iii) or any contractual restriction binding on or affecting the Borrower;

                    (c) This Amendment and each of the other Credit Documents, as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally; and

                    (d) No Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement as amended by this Amendment.

               5. Reference to and Effect on the Credit Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

               6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

               7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               8. Credit Document. This Amendment shall be deemed to be a Credit Document for all purposes.

               9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof and shall be deemed to be a writing for all purposes.

          IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first written above.

THOMAS & BETTS CORPORATION

By:	/s/ Thomas C. Oviatt Name: Thomas C. Oviatt Title: Vice President and Treasurer

8155 T&B Boulevard Memphis, TN 38125 Facsimile: 901-252-1372

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ W. Eugene Wilson Name: W. Eugene Wilson Title: Director

Lending Office Wachovia Bank, N.A. 191 Peachtree Street, N.E. Atlanta, GA 30303-1757 Attention: Asset Based Lending Facsimile: 404-332-6920

FLEET CAPITAL CORPORATION, as a Lender

By:	/s/ Christopher K. Nairne Name: Christopher K. Nairne Title: Vice President

Lending Office Fleet Capital Corporation 300 Galleria Parkway, N.W. Atlanta, GA 30339
Attention:	Christopher K.Naime, Vice President
Facsimile: 770-857-2947

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Frank Amodio Name: Frank Amodio Title: Vice President - Credit

Lending Office Siemens Financial Services, Inc. 200 Somerset Corporate Boulevard Bridgewater, NJ 08807-2843 Attention: Mark Picillo Facsimile: 908-575-4060

CIBC INC., as Lender

By:	/s/ Dominic J. Sorresso Name: Dominic J. Sorresso Title: Executive Director CIBC World Markets Corp., as Agent

Lending Office CIBC,Inc. 425 Lexington Avenue New York, NY 10017
Attention:	Dominic J. Sorresso, Executive Director
Facsimile: 212-856-3991